 EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

Board of Directors
Freedom Environmental Services, Inc.

We consent to incorporation by reference in this registration statement of Freedom Environmental Services, Inc. on Form S-8 of our audit report dated September 8, 2009, on the financial statements of Freedom Environmental Services, Inc. as of December 31, 2008 of the annual Form 10-K/A of Freedom Environmental Services, Inc.

 Tarvaran Askelson & Company, LLP

/s/ Tarvaran Askelson & Company, LLP

Laguna Niguel, California
October 29, 2009